UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

CytoDyn Inc. (formerly Point NewCo Inc.), a Delaware corporation (“New CytoDyn” and, together with CytoDyn Operations Inc. (formerly CytoDyn Inc.), a Delaware corporation (“Old CytoDyn”), as the context may require, the “Company”), is providing the disclosure contained in this Form 8-K in connection with the November 16, 2018 closing of the previously reported ProstaGene Transaction (as defined in Item 2.01), including the Holding Company Reorganization (as defined in Item 2.01) and the ProstaGene Asset Acquisition (as defined in Item 2.01), under the following items: Item 1.01, Item 2.01, Item 3.02, Item 3.03, Item 5.02, Item 5.03, Item 7.01 Item 8.01 and Item 9.01.

Certain additional recent transactions by the Company, which are unrelated to the ProstaGene Transaction, are reported under the headings “Private Placement of Securities” and “Convertible Note Amendment” in Item 1.01 and Item 3.02.

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement of Securities

Between October 30, 2018 and November 16, 2018, the Company issued in private placements to accredited investors an aggregate of 1,729,000 shares of common stock, par value $0.001 per share, together with warrants to purchase an aggregate of 864,500 shares of common stock at an exercise price of $0.75 per share. The closing on November 16, 2018 occurred following the closing of the ProstaGene Transaction. The securities were issued at a combined purchase price of $0.50 per fixed combination of one share of common stock and one half of one warrant to purchase one share of common stock, for aggregate gross proceeds of approximately $0.9 million. The warrants have a five-year term and are immediately exercisable. Pursuant to the subscription agreements, the Company has agreed to use commercially reasonable efforts to prepare and file with the United States Securities and Exchange Commission (the “Commission”) within ninety days following the final closing of the offering to which this Form 8-K relates, but not later than December 31, 2018, a registration statement under the Securities Act of 1933, as amended, covering the resale of all of the shares of common stock sold in the private placements. Copies of the forms of warrant and subscription agreement are filed as Exhibits 4.1 and 10.1, respectively, to the Form 8-K filed by Old CytoDyn with the Commission on September 4, 2018 and are incorporated by reference into this Item 1.01.

The representations, warranties and covenants contained in the subscription agreements were made solely for the benefit of the parties to the subscription agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the subscription agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the subscription agreement is incorporated by reference into this filing only to provide investors with information regarding the terms of the private placement, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the subscription agreements, which subsequent information may or may not be fully reflected in public disclosures.

As a fee to the placement agent, the Company has agreed to pay a cash fee equal to 12% of the gross proceeds received from qualified investors first introduced to the Company in the offering by the placement agent, or $75,000, as well as a one-time non-accountable expense fee of $25,000 in the aggregate for all closings in this offering, which has been previously paid. The Company also agreed to grant the placement agent or its designees warrants to purchase up to 10% of the number of shares of common stock sold to qualified investors in the offering, or 124,300 shares for the private placement closings to which this Form 8-K relates, on terms similar to the investor warrants described above. The placement agent warrants provide for cashless exercise.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the foregoing transactions.

After giving effect to the foregoing transactions and the ProstaGene Transaction described below, the number of shares of common stock outstanding as of November 16, 2018 was 288,221,949. As of November 16, 2018, there were warrants outstanding to purchase up to 138,902,363 shares of common stock, with a weighted average exercise price of $0.77 per share.

Convertible Note Amendment

On November 15, 2018, the Company entered into a Convertible Promissory Note Amendment and Restatement (the “Convertible Note Amendment”), to amend the convertible note issued to an institutional accredited investor on June 26, 2018 in the initial principal amount of $5.7 million (as so amended, the “Convertible Note”). The Convertible Note Amendment allows the Company to satisfy its redemption obligations under the Convertible Note in shares of common stock, in addition to in cash, with the shares of common stock valued at a 15% discount to the lowest bid price within the 20 trading days immediately preceding any redemption notice to the Company. The other material terms of the Convertible Note were previously reported in the Form 8-K filed by Old CytoDyn with the Commission on June 27, 2018, which is incorporated by reference into this Item 1.01. The Company relied upon the exemption provide by Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the foregoing transactions.

The foregoing description of the Convertible Note Amendment and the Convertible Note is qualified in its entirety by reference to the full text of each document, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Form 8-K and are incorporated by reference into this Item 1.01.

ProstaGene Transaction Agreements

The information set forth in Item 2.01, with respect to the Stock Restriction Agreement, the Escrow Agreement and the Covenants Agreement, and in Item 5.02, with respect to the Employment Agreement of Dr. Pestell, is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

ProstaGene Transaction Closing

On November 16, 2018, Old CytoDyn, New CytoDyn, ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”) and Dr. Pestell consummated the previously reported ProstaGene Transaction, including the Holding Company Reorganization and the ProstaGene Asset Acquisition described below.

The ProstaGene Transaction was consummated pursuant to the Transaction Agreement (the “Transaction Agreement”), dated as of August 27, 2018, among Old CytoDyn, New CytoDyn (then a wholly owned subsidiary of Old CytoDyn), Point Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New CytoDyn (“Merger Sub”), ProstaGene, and, solely with respect to certain provisions thereof, Dr. Richard G. Pestell, which provided for the purchase of substantially all of the assets and rights, and the assumption of certain liabilities and obligations, associated with ProstaGene. The transactions contemplated by the Transaction Agreement, including the Holding Company Reorganization and the ProstaGene Asset Acquisition, are collectively referred to in this Form 8-K as the “ProstaGene Transaction.” The terms of the Transaction Agreement were previously reported in the in the Form 8-K filed by Old CytoDyn with the Commission on August 28, 2018 (the “Prior Form 8-K”), which is incorporated by reference herein.

In order to achieve certain tax efficiencies for the members of ProstaGene, as an initial step in the ProstaGene Transaction pursuant to the Transaction Agreement, on November 16, 2018, Old CytoDyn effected a holding company reorganization under Section 251(g) of the Delaware General Corporation Law (the “Holding Company Reorganization”). In the Holding Company Reorganization, Merger Sub was merged with and into Old CytoDyn, with Old CytoDyn surviving as a wholly owned subsidiary of New CytoDyn. New CytoDyn changed its name from “Point NewCo Inc.” to “CytoDyn Inc.” and Old CytoDyn changed its name from “CytoDyn Inc.” to “CytoDyn Operations Inc.”

As a result of the Holding Company Reorganization, each share of Old CytoDyn common stock, par value $0.001 per share, outstanding immediately prior to consummation of the Holding Company Reorganization was converted automatically into the right to receive one share of New CytoDyn common stock, par value $0.001 per share, and each share of Old CytoDyn Series B Convertible Preferred Stock, par value $0.001 per share, was converted automatically into the right to receive one share of New CytoDyn Series B Convertible Preferred Stock, par value $0.001 per share. In addition, upon consummation of the Holding Company Reorganization:

•

each unexercised and unexpired stock option then outstanding under any equity compensation plan of Old CytoDyn, whether or not then exercisable, ceased to represent a right to acquire Old CytoDyn common stock and was converted automatically into a right to purchase an identical number of shares of New CytoDyn common stock, on the same terms and conditions as applied to such stock option immediately prior to the effective time of the Holding Company Reorganization; and

•

each Old CytoDyn warrant that was not exercised prior to the effective time of the Holding Company Reorganization ceased to represent a right to acquire Old CytoDyn common stock and was converted automatically into a right to purchase an identical number of shares of New CytoDyn common stock, on the same terms and conditions as applied to such warrant immediately prior to the effective time of the Holding Company Reorganization.

Pursuant to Section 251(g) of the Delaware General Corporation Law and the provisions of the Transaction Agreement, no exchange of stock certificates or other evidence of ownership of securities is required to effect the Holding Company Reorganization. The shares of capital stock of New CytoDyn shall continue to be represented by the stock certificates and book entry records that previously represented shares of capital stock of Old CytoDyn.

Promptly following the effective time of the Holding Company Reorganization, Old CytoDyn assigned to New CytoDyn all obligations of Old CytoDyn under Old CytoDyn’s equity compensation plans and each stock option agreement and any similar agreement entered into pursuant to such equity compensation plans.

Immediately following the effective time of the Holding Company Reorganization, (i) New CytoDyn issued to ProstaGene, for distribution to its members, 27,000,000 newly issued New CytoDyn common shares (the “New Issuance”), (ii) ProstaGene sold to New CytoDyn substantially all of ProstaGene’s assets identified in the schedules to the Transaction Agreement, consisting primarily of intellectual property and intellectual property rights, free and clear of all liens, claims, charges, mortgages, pledges, security interests, equities, restrictions or other encumbrances, (iii) ProstaGene assigned to New CytoDyn, and New CytoDyn assumed from ProstaGene, the liabilities and obligations expressly set forth in the schedules to the Transaction Agreement, and (iv) the Company transferred to Old CytoDyn the acquired assets of ProstaGene, and the Company assigned to Old CytoDyn all of the assumed liabilities and obligations of ProstaGene, in exchange for additional stock of Old CytoDyn (with (ii) through (iv) above constituting the “ProstaGene Asset Acquisition”).

The ProstaGene Transaction, including the Holding Company Reorganization and the ProstaGene Asset Acquisition, did not require the approval of the Old CytoDyn stockholders. The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance of shares of common stock in the ProstaGene Asset Acquisition.

The foregoing is only a brief description of the Transaction Agreement, the ProstaGene Transaction, the Holding Company Reorganization and the ProstaGene Asset Acquisition and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Escrow Agreement

In connection with the ProstaGene Transaction, on November 16, 2018, New CytoDyn and ProstaGene entered into an Escrow Agreement (the “Escrow Agreement”) with the Company’s transfer agent, pursuant to which 5,400,000 shares of common stock (the “Stock Holdback Shares”) will be held by the Company’s transfer agent as the sole source of recovery for the Company against any indemnification claims against ProstaGene or Dr. Pestell. The Escrow Agreement provides for release of the Stock Holdback Shares in three equal installments, on each date that is 6, 12 and 18 months following the closing date of the ProstaGene Transaction, subject to any indemnity claims that may exist.

Stock Restriction Agreement

In connection with the ProstaGene Transaction, on November 16, 2018, New CytoDyn entered into a Stock Restriction Agreement (the “Stock Restriction Agreement”) restricting the transfer of 8,342,000 shares of the common stock payable to Dr. Pestell in the ProstaGene Transaction (the “Restricted Shares”) for a three-year period from the closing date of the ProstaGene Transaction. In the event Dr. Pestell’s employment with the Company is terminated other than by the Company without Cause (as defined in the Employment Agreement (as defined below)) or by Dr. Pestell for Good Reason (as defined in the Employment Agreement), the Company will have an option to repurchase such Restricted Shares from Dr. Pestell at a purchase price of $0.001 per share. The Restricted Shares will vest and be released from the Stock Restriction Agreement in three equal annual installments commencing one year after the closing date of the ProstaGene Transaction.

Covenants Agreement

In connection with the ProstaGene Transaction, on November 16, 2018, Dr. Pestell entered into a Confidential Information, Inventions and Noncompetition Agreement (the “Covenants Agreement”) with the Company whereby the Company will have the opportunity to participate, if the Company so chooses, in the development of and license to any inventions or licensable intellectual property created by Dr. Pestell in fulfillment of his duties at outside academic institutions while an employee of the Company, as well as a conflict of interest policy under which the Company will manage Dr. Pestell’s ongoing research activities at outside academic institutions.

The foregoing descriptions of the Stock Restriction Agreement, the Escrow Agreement and the Covenants Agreement are qualified in their entirety by reference to the full text of each agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Form 8-K and are incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the headings “Private Placement of Securities” and “Convertible Notes Amendment” in Item 1.01, and with respect to the ProstaGene Asset Acquisition in Item 2.01 above, is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification of Rights of Security Holders.

At the effective time of the Holding Company Reorganization, each share of Old CytoDyn common stock automatically converted into the right to receive one share of New CytoDyn common stock, and each share of Old CytoDyn Series B Convertible Preferred Stock automatically converted into the right to receive one share of New CytoDyn Series B Convertible Preferred Stock.

The information set forth in Item 2.01 with respect to the Holding Company Reorganization is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Appointments

The directors of New CytoDyn are the same as the directors of Old CytoDyn immediately prior to the closing of the Holding Company Reorganization, except that the size of New CytoDyn’s board of directors (the “Board”) has been increased by one director, and New CytoDyn has appointed Dr. Richard G. Pestell to the Board, pursuant to the ProstaGene Transaction Agreement described in Item 2.01. The officers of New CytoDyn are the same as the officers of Old CytoDyn immediately prior to the closing of the ProstaGene Transaction.

The chart below lists New CytoDyn’s directors and named executive officers, effective as of November 16, 2018.

Name	Age	Position
Nader Z. Pourhassan, Ph.D.	55	Director, President and Chief Executive Officer
Richard G. Pestell, M.D., Ph.D.	60	Director, Chief Medical Officer
Michael D. Mulholland	66	Chief Financial Officer
Anthony D. Caracciolo	63	Director
Carl C. Dockery (1)	56	Director
Michael A. Klump	53	Director
Gregory A. Gould (2)	52	Director
Scott A. Kelly, M.D. (3)	49	Director
Jordan Naydenov (4)	58	Director

(1)	Mr. Dockery is the Chairman of the Company’s Nominating and Governance Committee , and a member of the Company’s Audit Committee and Compensation Committee.
(2)	Mr. Gould is the Chairman of the Company’s Audit Committee, and a member of the Company’s Compensation Committee and Nominating and Governance Committee.
(3)	Dr. Kelly is the Chairman of the Company’s Compensation Committee, and a member of the Company’s Audit Committee and the Nominating and Governance Committee.
(4)	Mr. Naydenov is a member of the Company’s Compensation Committee and the Nominating and Governance Committee.

Biographical information about New CytoDyn directors and named , other than Dr. Pestell, is included in Old CytoDyn’s Amendment No. 1 to Form 10-K for the fiscal year ended May 31, 2018 under “Item 10. Directors, Executive Officers and Corporate Governance” and is incorporated by reference herein.

Biographical information about Dr. Pestell is set forth below:

Richard G. Pestell, M.D., Ph.D.—Director and Chief Medical Officer. Dr. Pestell has received significant national and international awards for both clinical care and cancer research. He has directed two National Cancer Institute (NCI)-Designated Cancer Centers, and has served on the advisory board of seven NCI cancer centers and several international research centers. Dr. Pestell will continue to serve as President of the Pennsylvania Cancer and Regenerative Medicine Research Center, part of the Baruch S. Blumberg Institute, a position he has held since January 2017. From 2005 to December 2016, he held several positions at Thomas Jefferson University in Philadelphia, including Director of the Sidney Kimmel Cancer Center, Executive Vice President, Special Advisor to President for Innovation and Professor with tenure. He previously served as Chairman of the Department of Oncology, Director of the Lombardi Comprehensive Cancer Center and tenured Professor at Georgetown University in Washington, D.C. Dr. Pestell received his M.B.B.S. from the University of Western Australia, his M.D. and Ph.D. from the University of Melbourne and completed postdoctoral clinical and research fellowships at the Massachusetts General Hospital and Harvard Medical School. He received his Executive MBA from the Stern School of Business of New York University.

The Board has established the same Board committees for New CytoDyn, with the same committee appointments, as for Old CytoDyn. The Board has determined that Mr. Dockery, Mr. Gould, Dr. Kelly, Mr. Klump and Mr. Naydenov are independent under the definition of independence in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market (the “NASDAQ Rules”), in that each is not, and has not been, an executive officer or employee and does not otherwise have a relationship which, in the opinion of the Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. The Board has not yet determined the Board committees to which Dr. Pestell will be appointed.

Pursuant to the Transaction Agreement, New CytoDyn has assumed each of the “CytoDyn Inc. 2012 Equity Incentive Plan” and the “CytoDyn Inc. 2004 Stock Incentive Plan” of Old CytoDyn. Each of the officers and directors of the Company will be entitled to participate in such plans, as applicable, on the same terms and conditions as the officers and directors of Old CytoDyn immediately prior to the closing of the Holding Company Reorganization. The compensation policy for non-employee directors of New CytoDyn will be the same as for Old CytoDyn immediately prior to the closing of the Holding Company Reorganization. The employment agreements of the executive officers of the Company other than Dr. Pestell have not been modified as a result of the Holding Company Reorganization.

Employment Agreement of Dr. Pestell

On November 16, 2018, in connection with the ProstaGene Transaction and the appointment of Dr. Pestell as Chief Medical Officer of the Company, Dr. Pestell entered into an employment agreement (the “Employment Agreement”) with the Company. The Employment Agreement provides for a three year term of employment, unless terminated by either party pursuant to the terms of the Employment Agreement. The Employment Agreement also provides for, among other things, (i) an annual base salary of $400,000, (ii) a target annual bonus equal to 50% of Dr. Pestell’s base salary, (iii) an annual supplemental bonus in an amount to be determined at the sole discretion of the Company’s Board, and (iv) other customary benefits described in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.5 to this Form 8-K and is incorporated by reference into this Item 5.02.

Option Grant to Dr. Pestell

On November 16, 2018, in connection with the ProstaGene Transaction and the appointment of Dr. Pestell as Chief Medical Officer of the Company, New CytoDyn granted to Dr. Pestell a non-qualified stock option to purchase up to 350,000 shares of common stock, par value $0.001 per share. The option grant was made pursuant to the Company’s 2012 Equity Incentive Plan. The option has a per share exercise price of $0.551 (which was the closing sale price of the Common Stock on the grant date) and a ten-year term and will vest in three equal annual installments commencing on November 16, 2019.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Holding Company Reorganization, immediately prior to the consummation thereof, the board of directors of New CytoDyn adopted an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and Amended and Restated Bylaws (the “Amended and Restated Bylaws”). Upon consummation of the Holding Company Reorganization, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of New CytoDyn were the same as the certificate of incorporation and bylaws of Old CytoDyn immediately prior to consummation of the Holding Company Reorganization.

The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 16, 2018, and is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03. The Amended and Restated Bylaws of the Company are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On November 19, 2018, the Company issued a press release to announce the consummation of the ProstaGene Transaction, which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

Successor Issuer

In connection with the Holding Company Reorganization and by operation of Rule 12g-3(a) promulgated under the Exchange Act, New CytoDyn is the successor issuer to Old CytoDyn and has succeeded to the attributes of Old CytoDyn as the registrant, including Old CytoDyn’s file number and CIK number. The shares of common stock, par value $0.001 per share, of New CytoDyn are deemed to be registered under Section 12(g) of the Exchange Act, and New CytoDyn is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Commission using Old CytoDyn’s Commission file number (000-49908). New CytoDyn hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Old CytoDyn intends to file with the Commission a certificate on Form 15 requesting that the Old CytoDyn common shares be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Old CytoDyn’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of the Company to the Exchange Act Section 12(g) registration and reporting obligations of Old CytoDyn as described under the heading “Successor Issuer” in Item 8.01.

Description of Capital Stock

The Amended and Restated Certificate of Incorporation of New CytoDyn authorizes New CytoDyn to issue up to 600,000,000 shares of common stock, par value $0.001 per share, and up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, 400,000 of which have been designated as Series B Convertible Preferred Stock, and 4,600,000 of which remain undesignated.

Common Stock

Each share of the common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Special meetings of the stockholders may only be called by the Board acting pursuant to a resolution approved by the affirmative majority of the entire board of directors. Stockholders may not take action by written consent. As more fully described in the Amended and Restated Certificate of Incorporation, holders of the common stock are not entitled to vote on certain amendments to the Certificate of Incorporation related solely to the preferred stock.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of the common stock have equal ratable rights to such dividends as may be declared from time to time by the Board out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of the affairs of New CytoDyn, holders of common stock will be entitled to share ratably in the remaining assets of New CytoDyn after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of the common stock are fully paid and non-assessable. Holders of common stock do not have preemptive rights.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Pursuant to the Amended and Restated Certificate of Incorporation, the Board has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to the certificate of incorporation to the Secretary of State of the State of Delaware pursuant to the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of common stock.

Series B Preferred Stock

Pursuant to the Amended and Restated Certificate of Incorporation, each outstanding share of Series B Preferred Stock is entitled to receive, in preference to the common stock, annual cumulative dividends equal to $0.25 per share per annum from the date of issuance, which shall accrue, whether or not declared. At the time shares of Series B Preferred Stock are converted into common stock, accrued and unpaid dividends will be paid in cash or with shares of common stock. In the event the New CytoDyn elects to pay dividends with shares of common stock, the shares issued will be valued at $0.50 per share. Series B Preferred Stock does not have any voting rights. In the event of liquidation, each share of Series B Preferred Stock is entitled to receive, in preference to the common stock, a liquidation payment equal to $5.00 per share plus any accrued and unpaid dividends. If there are insufficient funds to permit full payment, the assets legally available for distribution will be distributed pro rata among the holders of the Series B Preferred Stock.

Each share of Series B Preferred Stock may be converted into ten fully paid shares of common stock at the option of a holder as long as New CytoDyn has sufficient authorized and unissued shares of common stock available. The conversion rate may be adjusted in the event of a reverse stock split, merger or reorganization.

Warrants

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of common stock at exercise prices set forth in the warrant agreement for the applicable series of warrants. After the expiration date set forth in the applicable warrant agreement, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable warrant agreement.

Unless the applicable warrant agreement expressly provides otherwise, in no event will we be required to “net cash” settle any warrant exercise.

A holder of a warrant does not have any of the rights of a holder of common stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of common which may be purchased when the warrant is exercised.

As of November 16, 2018, there were warrants outstanding to purchase up to 138,902,363 shares of common stock, with a weighted average exercise price of $0.77 per share.

Stock Options

As of November 16, 2018, there were options outstanding to purchase up to 14,877,513 shares of common stock, with a weighted average exercise price of $0.77 per share.

Trading

The New CytoDyn common stock is quoted on the OTCQB under the symbol “CYDY,” the same symbol under which the Old CytoDyn common stock was quoted. The CUSIP number for the New CytoDyn common stock remains unchanged from the CUSIP number for the Old CytoDyn common stock.

The transfer agent and registrar for the common stock and preferred stock is Computershare. The transfer agent’s address is 211 Quality Circle, Suite 210, College Station, TX 77845, and its telephone number is 1-800-962-4284.

Section 16 Reporting

Each director and officer (for purposes of Section 16 of the Exchange Act) of the Company is required to file a Form 4 evidencing the disposition of Old CytoDyn common stock, a Form 3 evidencing his or her status as a new director or officer of New CytoDyn and a Form 4 evidencing his or her acquisition of New CytoDyn common stock. No shares were sold into or purchased from the market in connection with the dispositions and acquisitions reflected on these Form 4s. Each such disposition and acquisition in connection with the ProstaGene Transaction, including the Holding Company Reorganization and the ProstaGene Asset Acquisition, was approved by the board of directors of Old CytoDyn and New CytoDyn, as the case may be, pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The foregoing is only a brief description of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

No historical or pro forma financial information is required to be reported with respect to ProstaGene or the ProstaGene Asset Acquisition, pursuant to Regulation S-X under the Securities Exchange Act of 1934, as amended.

(d) Exhibits

Exhibit No.	Description

2.1

Transaction Agreement, dated as of August 27, 2018, by and among CytoDyn Inc., Point NewCo Inc., Point Merger Sub Inc., ProstaGene, LLC and Richard G. Pestell, M.D., Ph.D. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on August 28, 2018)

3.1	Amended and Restated Certificate of Incorporation of CytoDyn Inc.

3.2	Amended and Restated Bylaws of CytoDyn Inc.

4.1	Amended and Restated Convertible Promissory Note.

10.1	Convertible Promissory Note Amendment and Restatement, dated November 15, 2018.

10.2	Escrow Agreement, dated as of November 16, 2018, by and among ProstaGene, LLC, CytoDyn Inc., and Computershare Trust Company, N.A.

10.3	Stock Restriction Agreement, dated as of November 16, 2018, by and among CytoDyn Inc., ProstaGene, LLC and Dr. Richard G. Pestell.

10.4	Confidential Information, Inventions and Noncompetition Agreement, dated as of November 16, 2018, by and among CytoDyn Inc., CytoDyn Operations Inc. and Dr. Richard G. Pestell.

10.5	Employment Agreement, dated as of November 16, 2018, by and among CytoDyn, Inc., CytoDyn Operations Inc. and Dr. Richard G. Pestell.

99.1	Press Release dated November 19, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

Date: November 19, 2018	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer